                                                                   EXHIBIT 10.33

                      FIRST AMENDMENT TO DIRECTOR FEE PLAN

         WHEREAS, the Board of Directors of Service Corporation International (the "Company") adopted, and, on May 10, 2001, the shareholders of the Company approved, the Service Corporation International Director Fee Plan (the "Plan"); and

         WHEREAS, the Company desires to amend a certain provision of the Plan relating to the Payment Date (as defined therein);

                                W I T N E S E T H

         Effective as of November 13, 2002, the first sentence of Section 4.3 of the Plan is amended to read as follows in its entirety:

                  "4.3 The annual retainer fee shall be paid on the day of the annual shareholders meeting (the "Payment Date")."

                                            SERVICE CORPORATION INTERNATIONAL

                                            November 13, 2002